                                                                      Exhibit 11

                           COMVERSE TECHNOLOGY, INC.

                 Statement of Computation of Earnings Per Share
                                  (Unaudited)
                     (In thousands, except per share data)

                                                             Three  months ended
                                                                   June 30,
                                                             1995/1/        1996

Primary earnings per share:

    Net income                                            $ 4,276        $ 6,851
                                                          =======        =======

Weighted average number of outstanding common shares       21,043         21,518
Additional shares assuming exercise of stock options        1,397          1,762
                                                          -------        -------
Weighted average number of outstanding common
   and common equivalent shares                            22,440         23,280
                                                          =======         ======

Primary earnings per share                                $  0.19        $  0.29
                                                          =======        =======

Fully diluted earnings per share:

   Net income                                             $ 4,276        $ 6,851

   Interest expense on 5-1/4% Convertible Subordinated
     Debentures, net of tax /(1)/                              -             709
                                                          -------        -------
   Fully diluted earnings                                 $ 4,276        $ 7,560
                                                          =======        =======


Weighted average number of outstanding common shares       21,043         21,518
Additional shares assuming exercise of stock options        1,620          1,897
Additional shares assuming conversion of
   5-1/4% Convertible Subordinated Debentures (1)              -           3,097
                                                          -------         ------
Weighted average number of outstanding common shares
   assuming full dilution                                  22,663         26,512
                                                          =======        =======

Fully diluted earnings per share                          $  0.19        $  0.29
                                                          =======        =======

/1/ The assumed conversion of the 5-1/4% Convertible Subordinated Debentures for the three month period ended June 30, 1995 was antidilutive and is omitted.


                           Page 15 of 16 Total Pages

                                                                      Exhibit 11
                                                                     (continued)
                           COMVERSE TECHNOLOGY, INC.

                 Statement of Computation of Earnings Per Share
                                  (Unaudited)
                     (In thousands, except per share data)

                                                           Six months ended
                                                               June 30,
                                                          1995          1996
Primary earnings per share:

   Net income                                           $ 7,165      $12,358
                                                        =======      =======

Weighted average number of outstanding common shares     21,019       21,456
Additional shares assuming exercise of stock options      1,271        1,649
                                                        -------      -------
Weighted average number of outstanding common
 and common equivalent shares                            22,290       23,105
                                                        =======      =======

Primary earnings per share                              $  0.32      $  0.53
                                                        =======      =======

Fully diluted earnings per share:

   Net income                                           $ 7,165      $12,358

   Interest expense on 5-1/4% Convertible Subordinated
     Debentures, net of tax /(1)/                            -         1,418
                                                        -------      -------
   Fully diluted earnings                               $ 7,165      $13,776
                                                        =======      =======


Weighted average number of outstanding common shares     21,019       21,456
Additional shares assuming exercise of stock options      1,435        1,792
Additional shares assuming conversion of
   5-1/4% Convertible Subordinated Debentures /1/            -         3,097
                                                        -------      -------
Weighted average number of outstanding common shares
   assuming full dilution                                22,454       26,345
                                                        =======      =======

Fully diluted earnings per share                        $  0.32        $0.52
                                                        =======      =======

/1/ The assumed conversion of the 5-1/4% Convertible Subordinated Debentures for the six month period ended June 30, 1995 was antidilutive and is omitted.

                           Page 16 of 16 Total Pages